Exhibit 23.1.1




                      Consent of Independent Auditors



The Board of Directors of
Union Carbide Corporation



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1995. Our reports refer to changes in accounting principles as described in Note 1 to the consolidated financial statements.

We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.





                                       /s/ KPMG Peat Marwick LLP
                                       KPMG PEAT MARWICK LLP



Stamford, Connecticut
December 5, 1996